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                                                                   EXHIBIT 10.33


                          [AB PHOENIX, INC. LETTERHEAD]


2/16/00


Darryl Cardey
CFO & Vice-President Corporate Finance
SmartSources.com, Inc.
2030 Marine Drive, Suite 100
North Vancouver, BC, Canada Y7P 1V7

Via Facsimile: 604.986.0869

Re:  Remuneration for Services Rendered


Dear Darryl,

         With regard to the above referenced item, AB Phoenix, Inc., proposes to arrange and introduce to SmartSource.com a financial institution (i.e.~ professionally managed fund, banque, insurance corporation) that will invest an amount of no less than $5,000,000 (Five Million Dollars. U.S.) via an equity/debt type structure in the company, SmartSource.com. AB Phoenix will endeavor to assist in structuring such a transaction that meets, and or exceeds. the terms proposed by SmartSource.com and conforms with all applicable securities and banking laws in the United States and Canada.

The remuneration for this consultation shall be as follows:

1. 5.5% (Five and One Half Percent) of the total dollar amount raised vis a vis this proposed transaction.
2. 1% (One Percent) of the total dollar amount raised. to cover any and all expenses incurred by AB Phoenix, Inc., with regard to this proposed transaction.
3. An option to purchase 25,000 (Twenty Five Thousand) warrants, (One warrant equaling one common share of the company, SmartSourcecom) at a price to be computed at 120% of the closing price (As stipulated in the "Term Sheet" as produced and stated by Rose Glen Capital Group. Inc., as of 1/27/00), of the common shares of the company, SmartSource.com. at the time of the closing of this proposed transaction. These warrants shall be granted the right to be exercised for a period of time not to exceed 2 (Two) years from the closing of this proposed transaction. These warrants will be granted the right to "Piggy Back" the registration of the underlying common shares for these warrants with the registration of the underlying shares for the warrants granted to the financial institution that invests in this proposed transaction.
4. Any and all legal fees incurred by AB Phoenix. Inc., and or its financial institution that invests in this proposed transaction. Said fee shall not exceed 1% (One Percent) of the total dollar amount of this




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         transaction. (This legal fee is stipulated in the "Term Sheet" as produced and stared by Rose Glen Capital Groups Inc., as of 1/27/00). The legal fees shall not exceed this amount.
5. In the event that the financial institution(s) who has been introduced to this proposed transaction (Under the auspices of AB Phoenix, Inc.) were to subsequently exercise any optional/warrants with regard to this equity/debt transaction, AB Phoenix, Inc.. would be entitled to a fee of 3% (Three Percent) of the total monies procured by SmartSource.com in the course of the exercise of the options/warrants. This fee amount survives for the period at one year from the closing of this proposed transaction.

         AB Phoenix, Inc. is of the opinion that this is a fair and equitable compensation for the work to be profferred with regard to this proposed transaction. Should you have any questions regarding this remuneration proposal please telephone me at the herein-stated telephone number. If this proposal is satisfactory please indicated such by affixing your signature to the understood and agreed portion of this document.



Best regards,



Eric A.M. Dennis
Managing Director


mfp



/s/ ERIC A.M. DENNIS                    /s/ DARRYL CARDEY
----------------------------------      ----------------------------------------
Eric A.M. Dennis                        Darryl Cardey
Managing Director                       CFO & Vice-President, Corporate Finance
AB Phoenix, Inc.                        SmartSources.com., Inc.

Agreed and Understood                   Agreed and Understood
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                          [AB PHOENIX, INC. LETTERHEAD]


2/16/00


Darryl Cardey
CFO & Vice-President, Corporate Finance
SmartSources.com, Inc.
2030 Marine Drive, Suite 100
North Vancouver, BC, Canada V7P 1V7

Via Facsimile: 604.986.0869

Re: Warrants/Options per Remuneration Agreement

Dear Darryl,

         With regard to the above referenced item, AB Phoenix, Inc., desires to have the warrants/options designated in the following format;

AB Phoenix, Inc.
21,250
Twenty One Thousand Two Hundred and Fifty Warrants/Options

G. KOPOLOW & ASSOCIATES, INC.
3750
Three Thousand Seven Hundred and Fifty Warrants/Options
777 Bonhomme Avenue
Suite 1200
Clayton, Mo.
63105
314-230.3740

         These warrants/options are to be granted to the entities as stated herein, in the amounts stated herein. If you have any questions regarding this information, please telephone me at the stated number.



Best regards,


/s/ ERIC A.M. DENNIS
----------------------------------
Eric A.M. Dennis
Managing Director